Supplemental Proxy Information
The Annual Meeting of the Stockholders of the Fund was held on June 15, 2000.
 The following is a
summary of the proposal presented and the total number of shares voted:

Proposal:                                     Votes  in    Votes        Votes
                                              Favor of     Against
 Abstained


1.  To elect the followingAndrew McNally IV   8,263,273       90,129
            0
                          Frederick O. Roberts8,255,317       98,175
 0
                          Harold J. Schaaff, J8,245,966      107,526
 0
                          Fergus Reid         8,245,221      108,271
 0
                          Graham E. Jones     8,254,229       99,263
 0
                          John D. Barrett II  8,257,109       96,383
 0
                          Samuel T. Reeves    7,770,123      583,369
 0
                          Gerard E. Jones     8,245,429      108,063
 0


The Annual Meeting of the Stockholders of the Fund was reconvened on
 August 1, 2000.
The following is a summary of the proposal presented and the total number of shares voted:

Proposal:                                     Votes  in    Votes        Votes
                                              Favor of     Against
      Abstained


2.  To ratify the selection of Ernst & Young L8,620,095      376,693
       20,974
     independent accountants of the Fund